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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                    11% SERIES A SENIOR SUBORDINATED NOTES
                                   DUE 2008
                                      OF
                               BELL SPORTS, INC.


     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for 11% Series A Senior Subordinated Notes due 2008 (the "Notes") of Bell Sports, Inc., a California corporation (the "Company"), are not immediately available to the registered holder of such Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Notes to the account maintained by Harris Trust and Savings Bank (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5:00 p.m., New York City time, on ________, 1998, unless extended (the "Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by DTC may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See "Exchange Offer - Procedures for Tendering." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer (as defined below).

                             The Exchange Agent is:

                         HARRIS TRUST AND SAVINGS BANK

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
           By Mail:                         By Facsimile Transmission:                By Hand/Overnight Carrier:

c/o Harris Trust Company of New          (For Eligible Institutions Only):         c/o Harris Trust Company of New
            York                                   (212) 701-7636                              York
      Wall Street Station                                                             88 Pine Street, 19th Floor
      Post Office Box 1023                      Confirm by Telephone                   New York, New York 10005
 New York, New York 10268-1023                     (212) 701-7624                 Att'n:  Reorganization Department

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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN THE NUMBER LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company the aggregate principal amount of Notes indicated below (the "Tendered Notes") pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated _____________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the Tendered Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the Tendered Notes are acquired by the Company as contemplated herein, and the Tendered Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the Tendered Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

     BY TENDERING NOTES AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (i) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF THE COMPANY, (ii) ANY NEW NOTES TO BE RECEIVED BY THE UNDERSIGNED AND ANY SUCH BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (iii) THE UNDERSIGNED AND EACH BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF NEW NOTES TO BE RECEIVED IN THE EXCHANGE OFFER, AND (iv) THE UNDERSIGNED OR ANY SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH NEW NOTES.

     A broker-dealer who holds Notes for its own account as a result of market-making activities or other trading activities and who receives New Notes in exchange for such Notes pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. If the undersigned or any beneficial owner(s) is a broker-dealer which acquired any of the Tendered Notes for its own account as the result of market-making activities or other trading activities, such broker-dealer acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes received in exchange for any of such Tendered Notes that were acquired for its own account as the result of market-making activities or other trading activities (provided that, by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

     ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF TENDERED NOTES WILL BE DETERMINED BY THE COMPANY, IN ITS SOLE DISCRETION, WHOSE DETERMINATION SHALL BE FINAL AND BINDING ON ALL PARTIES. THE COMPANY RESERVES THE ABSOLUTE RIGHT, IN ITS SOLE AND ABSOLUTE DISCRETION, TO REJECT ANY AND ALL TENDERS DETERMINED BY THE COMPANY NOT TO BE

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IN PROPER FORM OR THE ACCEPTANCE OF WHICH, OR EXCHANGE FOR WHICH, MAY, IN THE
VIEW OF THE COMPANY OR OF COUNSEL TO THE COMPANY, BE UNLAWFUL.

     ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, EXECUTORS, ADMINISTRATORS, PERSONAL REPRESENTATIVES, TRUSTEES IN BANKRUPTCY, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

Name(s) of Registered Holder(s):________________________________________________

________________________________________________________________________________
                                 Please Print
Address(es):____________________________________________________________________

________________________________________________________________________________

Area Code and Tel. No(s):_______________________________________________________

     X__________________________________________________________________________

     X__________________________________________________________________________
               Signature(s) of Owner(s) or Authorized Signatory

     Must be signed by the registered holder(s) of the Tendered Notes as their name(s) appear(s) on certificates for such Tendered Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                             Aggregate Principal
   Certificate No(s)          Amount Represented        Aggregate Principal
    (if available)              by Certificate            Amount Tendered
   -----------------         -------------------        -------------------

_______________________    _______________________    _______________________
_______________________    _______________________    _______________________
_______________________    _______________________    _______________________
_______________________    _______________________    _______________________

If Notes will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature:______________________________________________________________________

Account Number:_________________________________________________________________

Date:___________________________________________________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of either certificates for the Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.


___________________________________     ___________________________________
               Firm                              Authorized Signature

___________________________________     Name_______________________________
              Address                           (Please Type or Print)

___________________________________     Title______________________________
              Zip Code

                                        Dated________________________, 1998

Area Code and Tel. No.:____________________________________________________


     DO NOT SEND CERTIFICATES FOR NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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